EXHIBIT 99
Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2024 Results
Global system-wide sales grow 5.6% for the fourth quarter and 5.4% for 2024
Global comparable sales up 2.5% in Q4, led by 4.7% at INTL and 2.5% at TH Canada
2024 Income from Operations grows 17.9% year-over-year and Organic Adjusted Operating Income grew 9%
~$1.0 billion of capital returned to shareholders in 2024 while investing for growth and reaching net leverage target
RBI declares target total of $2.48 in dividends per common share and partnership exchangeable unit for 2025

Toronto, Ontario – February 12, 2025 – Restaurant Brands International Inc. (“RBI”) (NYSE/TSX: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2024. Josh Kobza, Chief Executive Officer of RBI commented, “I am proud of our performance this year, reflecting the strong foundations we’re building across our businesses and the dedication of our teams and franchisees who are executing the fundamentals of quality, service, and convenience with excellence. As we look ahead, we remain focused on thoughtful marketing, operational improvements, and modern image to enhance the guest experience, drive franchisee profitability, and deliver long-term growth for our brands and shareholders.”

Consolidated Operational and Financial Highlights and Supplemental Annual Disclosure
(in US$ millions, except per share data, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
Operational Highlights	2024	2023		2024		2023
System-Wide Sales Growth	5.6%		9.6%		5.4%		12.2%
System-Wide Sales (in US$ millions)	$11,279		$10,886		$44,476		$42,893
Comparable Sales	2.5%		5.8%		2.3%		8.1%
Net Restaurant Growth	3.4%		3.9%		3.4%		3.9%
System Restaurant Count at Period End	32,125		31,070		32,125		31,070

Financial Highlights
Total Revenues	$2,296		$1,820		$8,406		$7,022
Income from Operations	$635		$468		$2,419		$2,051
Income from Operations Growth	35.4%		35.8%		17.9%		8.1%
Net Income	$361		$726		$1,445		$1,718
Diluted Earnings per Share	$0.79		$1.60		$3.18		$3.76
Adjusted Operating Income (AOI) (a)	$578		$509		$2,402		$2,200
Organic AOI Growth (a)	13.7%		0.5%		9.0%		7.5%
Adjusted EBITDA (a)	$688		$603		$2,784		$2,554
Adjusted Diluted Earnings per Share (a)	$0.81		$0.75		$3.34		$3.24
Net Leverage (a)	4.6x		4.8x		4.6x		4.8x

		Twelve Months Ended December 31,
Home Market Franchisee Profitability (b) (in 000s)		2024		2023			2022
TH — Canada		C$	305	C$	280	C$	220
BK — US			$205		$205		$140
PLK — US			$255		$245		$210
FHS — US			$90		$110		$80
(a)Adjusted Operating Income, organic AOI growth, Adjusted EBITDA, Adjusted Diluted Earnings per Share, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)Estimates based on unaudited, self-reported franchisee results and are rounded down to the nearest $5,000.

Items Affecting Comparability and Restaurant Holdings Segment Reminder
We completed the acquisitions of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”) and Popeyes China (“PLK China”) (“the PLK China Acquisition”) on May 16, 2024 and June 28, 2024, respectively. Our consolidated results include Carrols and PLK China revenues, expenses and segment income from their acquisition dates.

Following the Carrols and PLK China Acquisitions, RBI established a new operating and reportable segment, Restaurant Holdings (RH), which includes results from the Carrols Burger King restaurants and the PLK China restaurants. RBI reports results under six operating and reportable segments consisting of the following: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK), Firehouse Subs (FHS), International (INTL) and RH.

RBI plans to maintain the franchisor dynamics in its TH, BK, PLK, FHS and INTL segments ("five franchisor segments") to report results consistent with how the business will be managed long-term given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China in the future. RH results include Company Restaurant Sales and expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation. For more information please review the "Restaurant Holdings Intersegment Dynamics" presentation dated August 8, 2024 posted on our IR website under "Events & Presentations".

During 2023 and the first quarter of 2024, BK also acquired restaurants from non-Carrols franchisees ("non-Carrols acquired BK restaurants"). BK owned and operated 160 Company restaurants as of December 31, 2024 as compared to 138 as of December 31, 2023, 88 of which were acquired in the fourth quarter of 2023. The results from these restaurants are included in BK Company restaurants sales and expenses.

Beginning with our year-end 2024 results, RBI updated its presentation of Adjusting Operating Income by defining Segment Franchise and Property Expenses ("Segment F&P Expenses") which exclude Franchise Agreement Amortization and Reacquired Franchise Rights Amortization. These items were previously included in each segment's franchise and property expenses and added back as an adjustment to Adjusted Operating Income. This presentation change does not impact Adjusting Operating Income or Consolidated results.

Supplemental Disclosures
Please review the Trending Schedules posted on the RBI Investor Relations webpage under "Financial Information" for additional disclosures, including:
•Home Market and International KPIs by Brand and Company Restaurant Count by Segment;
•Segment Results with Disaggregated Franchise and Property Revenues (Royalties, Property Revenue and Franchise Fees and Other Revenue);
•Intersegment Revenue and Expense Eliminations;
•Burger King US "Reclaim the Flame" Expenditures by Quarter; and
•RH Burger King Carrols Restaurant-Level EBITDA Margins.

TH Segment Results
(in US$ millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
System-wide Sales Growth	3.2%	9.0%	4.7%	11.0%
System-wide Sales	$1,863	$1,849	$7,479	$7,245
Comparable Sales	2.2%	8.4%	3.9%	10.4%
Comparable Sales - Canada	2.5%	8.7%	4.3%	10.9%

Net Restaurant Growth	0.3%	0.1%	0.3%	0.1%
System Restaurant Count at Period End	4,539	4,525	4,539	4,525

Supply Chain Sales	$699	$690	$2,708	$2,679
Company Restaurant Sales	$11	$11	$45	$46
Franchise and Property Revenues	$242	$241	$987	$955
Advertising Revenues and Other Services	$74	$76	$301	$292
Total Revenues	$1,027	$1,018	$4,040	$3,972

Supply Chain Cost of Sales	$565	$574	$2,180	$2,194
Company Restaurant Expenses	$9	$9	$37	$38
Segment F&P Expenses	$77	$79	$330	$319
Advertising Expenses and Other Services	$72	$81	$307	$309
Segment G&A	$42	$47	$158	$168
Adjustments:
Cash Distributions Received from Equity Method Investments	$4	$4	$15	$14
Adjusted Operating Income	$266	$231	$1,043	$958

The increase in Total Revenues for the full year and fourth quarter was primarily driven by an increase in system-wide sales and higher Supply Chain Sales to franchisees. For the full year, the higher Supply Chain Sales included increased equipment sales. For the fourth quarter, revenue growth also reflected the absence of a prior-year negative adjustment related to increased promotional activity and trade investments in the TH consumer-packaged goods business.

The increase in Adjusted Operating Income for the full year and fourth quarter was primarily driven by the increase in Total Revenues and a decrease in Segment G&A, largely due to lower compensation-related expenses. This was partially offset by an increase in Supply Chain Cost of Sales in local currency, driven by higher volumes, and an increase in Segment F&P Expenses.

Total Revenues and Adjusted Operating Income for both periods were impacted by unfavorable FX movements. Excluding these movements, Total Revenues and Adjusted Operating Income for 2024 increased $121 million and $98 million, respectively, and for the fourth quarter, $32 million and $39 million, respectively.

BK Segment Results
(in US$ millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
System-wide Sales Growth	0.5%	4.9%	0.2%	6.9%
System-wide Sales	$2,915	$2,903	$11,484	$11,474
Comparable Sales	1.1%	6.3%	1.0%	7.4%
Comparable Sales - US	1.5%	6.4%	1.2%	7.5%

Net Restaurant Growth	(0.9)%	(3.3)%	(0.9)%	(3.3)%
System Restaurant Count at Period End	7,082	7,144	7,082	7,144

Company Restaurant Sales	$62	$33	$243	$97
Franchise and Property Revenues (a)	$187	$189	$720	$731
Advertising Revenues and Other Services (b)	$125	$123	$488	$470
Total Revenues	$375	$345	$1,451	$1,297

Company Restaurant Expenses	$56	$31	$221	$90
Segment F&P Expenses	$37	$42	$122	$133
Advertising Expenses and Other Services	$168	$165	$558	$543
Segment G&A	$35	$39	$139	$145
Adjusted Operating Income	$78	$69	$410	$386

(a) For the three and twelve months ended December 31, 2024, Franchise and Property revenues include intersegment revenues with RH consisting of royalties of $20 million and $50 million, respectively, and rent of $8 million and $21 million, respectively.
(b) For the three and twelve months ended December 31, 2024, Advertising Revenues and Other Services include intersegment revenues with RH consisting of advertising contributions and tech fees of $19 million and $47 million, respectively.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and Property revenues and Advertising Revenues and Other Services from the Carrols Burger King restaurants included in RH (as footnoted above).

The increase in Total Revenues for the full year and fourth quarter was primarily driven by the net impact of the non-Carrols restaurant acquisitions from franchisees and, as it relates to the full year, an increase in Advertising Revenues and Other Services driven by an increase in advertising fund contributions from vendors.

The increase in Adjusted Operating Income for both periods was primarily driven by net bad debt recoveries in 2024 compared to net bad debt expense in 2023, a decrease in Segment G&A, largely a result of lower compensation-related expenses, and the net impact of the non-Carrols restaurant acquisitions from franchisees.

Burger King U.S. Reclaim the Flame
Burger King is executing its multi-year "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. This plan includes investing up to $700 million through year-end 2028, comprised of advertising and digital investments ("Fuel the Flame") and high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset"). The Fuel the Flame investments were completed in the fourth quarter ended December 31, 2024. As of December 31, 2024, we have funded $133 million out of up to $550 million planned toward the Royal Reset investments.

PLK Segment Results
(in US$ millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
System-wide Sales Growth	2.8%	11.2%	4.2%	10.5%
System-wide Sales	$1,543	$1,503	$6,124	$5,886
Comparable Sales	(0.2)%	5.5%	0.4%	4.8%
Comparable Sales - US	0.1%	5.8%	0.6%	4.8%

Net Restaurant Growth	3.7%	4.9%	3.7%	4.9%
System Restaurant Count at Period End	3,520	3,394	3,520	3,394

Company Restaurant Sales	$48	$24	$148	$89
Franchise and Property Revenues	$81	$79	$325	$314
Advertising Revenues and Other Services	$72	$79	$295	$289
Total Revenues	$201	$182	$768	$692

Company Restaurant Expenses	$42	$22	$128	$80
Segment F&P Expenses	$1	$1	$9	$10
Advertising Expenses and Other Services	$75	$81	$303	$295
Segment G&A	$22	$22	$84	$86
Adjusted Operating Income	$61	$56	$243	$221

The increases in Total Revenues and Adjusted Operating Income for both the full year and fourth quarter were primarily driven by the acquisition of Company restaurants as part of the Carrols acquisition and an increase in system-wide sales.

FHS Segment Results
(in US$ millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
System-wide Sales Growth (a)	5.4%	8.0%	2.7%	7.7%
System-wide Sales (a)	$315	$299	$1,233	$1,201
Comparable Sales (a)	0.3%	3.5%	(1.1)%	4.2%
Comparable Sales - US	0.0%	3.8%	(1.3)%	4.6%

Net Restaurant Growth	6.3%	3.0%	6.3%	3.0%
System Restaurant Count at Period End	1,345	1,265	1,345	1,265

Company Restaurant Sales	$11	$10	$41	$39
Franchise and Property Revenues	$26	$26	$105	$99
Advertising Revenues and Other Services	$21	$15	$68	$48
Total Revenues	$58	$51	$214	$187

Company Restaurant Expenses	$9	$8	$36	$34
Segment F&P Expenses	$1	$1	$8	$8
Advertising Expenses and Other Services	$22	$15	$70	$49
Segment G&A	$12	$18	$51	$58
Adjusted Operating Income	$13	$8	$48	$38
(a) 2023 comparable sales and system wide sales amounts for FHS have been revised to make immaterial corrections and provide comparability with the current calculation methodology. These revisions have no effect on previously reported revenue and adjusted operating income for the FHS segment.

The increase in Total Revenues for the full year and fourth quarter was driven by the increase in system-wide sales. In addition, for the full year, the increase in Advertising Revenues and Other Services and Advertising Expenses and Other Services reflects our modification of the Advertising fund arrangements in March 2023 to be more consistent with those of our other brands.

The increase in Adjusted Operating Income for both the full year and fourth quarter was primarily driven by a decrease in Segment G&A as a result of lower compensation-related expenses, and with respect to the full year, an increase in Franchise and Property revenues.

INTL Segment Results
(in US$ millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
System-wide Sales Growth	11.2%	12.8%	10.0%	17.6%
System-wide Sales	$4,643	$4,332	$18,156	$17,087
Comparable Sales	4.7%	4.6%	3.3%	9.0%

Net Restaurant Growth	6.1%	8.9%	6.1%	8.9%
System Restaurant Count at Period End	15,639	14,742	15,639	14,742

Franchise and Property Revenues	$217	$204	$853	$804
Advertising Revenues and Other Services	$21	$21	$82	$70
Total Revenues	$237	$224	$935	$874

Segment F&P Expenses	$21	$9	$31	$11
Advertising Expenses and Other Services	$20	$21	$90	$77
Segment G&A	$50	$50	$200	$190
Adjusted Operating Income	$146	$145	$614	$597
The increase in Total Revenues for the full year and fourth quarter was primarily driven by higher royalties from Burger King and Popeyes franchisees due to increased system-wide sales. For the full year, Burger King International ("BK INTL") system-wide sales grew 8.0% and Popeyes International ("PLK INTL") system-wide sales grew 47.5%, and for the fourth quarter BK INTL and PLK INTL delivered system-wide sales growth of 9.6% and 40.3%, respectively.

The increase in Adjusted Operating Income for the full year and fourth quarter was largely driven by the increase in Total Revenues partially offset by higher Segment F&P Expenses due to increased net bad debt expenses in 2024 compared to 2023, primarily related to the Burger King China business. For the full year, higher Segment G&A, primarily driven by higher compensation-related expenses, also contributed to the offset.

Total Revenues and Adjusted Operating Income for both periods were impacted by unfavorable FX movements. Excluding these movements, Total Revenues and Adjusted Operating Income for 2024 increased $84 million and $42 million, respectively, and for the fourth quarter, $21 million and $8 million, respectively.

RH Segment Results
(in US$ millions, unaudited)

BK	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
System-wide Sales Growth	(1.0)%	(0.7)%
System-wide Sales	$448	$1,774
Comparable Sales	1.6%	0.4%
System Restaurant Count at Period End	1,017	1,017

INTL
System-wide Sales	$2	$9
System Restaurant Count at Period End	19	19

	Three Months Ended December 31, 2024	From Acquisition Date to December 31, 2024
Total Revenues	$445	$1,116

Food, Beverage and Packaging Costs	$126	$312
Restaurant Wages and Related Expenses	$142	$358
Restaurant Occupancy and Other Expenses (a)	$119	$296
Company Restaurant Expenses	$387	$965
Advertising Expenses and Other Services (b)	$19	$49
Segment G&A	$24	$59
Adjusted Operating Income	$14	$44

Note: RH KPIs are shown consistent with RBI's reporting calendar, but results from BK Carrols restaurants in the P&L are shown consistent with Carrols reporting calendar which for the fourth quarter ended on December 29, 2024. BK RH System-wide sales growth for the three months ended December 29, 2024 was impacted by temporary closures related to remodels.
(a)     For the three months ended December 31, 2024, Restaurant Occupancy and Other Expenses include intersegment expenses with BK related to royalties of $20 million and rent of $8 million. For the year-to-date ended December 31, 2024, Restaurant Occupancy and Other Expenses include intersegment expenses with BK related to royalties of $50 million and rent of $21 million.
(b)     For the three months ended December 31, 2024, Advertising Expenses and Other Services include intersegment expenses with BK related to advertising contributions and tech fees of $19 million. For the year-to-date ended December 31, 2024, Advertising Expenses and Other Services include intersegment expenses with BK related to advertising contributions and tech fees of $47 million.

Declaration of Dividend
The RBI board of directors has declared a dividend of $0.62 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2025. The dividend will be payable on April 4, 2025 to shareholders and unitholders of record at the close of business on March 21, 2025. In connection with the declared dividend, RBI also announced that it is targeting a total of $2.48 in dividends per common share and partnership exchangeable unit of RBI LP for 2025.

2025 Financial Guidance
For 2025, RBI expects:
•Segment G&A (excluding RH) for 2025 between $650 million and $670 million;
•RH Segment G&A for 2025 of approximately $100 million;
•Adjusted Interest Expense, net between $500 million and $520 million; and
•Consolidated capital expenditures, tenant inducements and incentives (including RH) between $400 million and $450 million.

Long-Term Algorithm
On February 15, 2024, RBI announced the following long-term consolidated performance that the Company expects to achieve, on average, from 2024 to 2028:
•3%+ Comparable Sales;
•5%+ Net Restaurant Growth;
•8%+ System-wide Sales growth; and
•Adjusted Operating Income growth at least as fast as system-wide sales growth.
Net Restaurant Growth expectations may be reassessed following a resolution of the ongoing situation with the Burger King China master franchisee.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Wednesday, February 12, 2025, to review financial results for the full year and fourth quarter ended December 31, 2024. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is (833) 470-1428 for U.S. callers, (833) 950-0062 for Canadian callers, and (929) 526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 533174.

Contacts
Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with nearly $45 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations or beliefs regarding (i) the impact of the macro-economic pressures and currency fluctuations on our and our franchisees’ results of operations and business; (ii) our digital, marketing, remodel and technology enhancement initiatives and related expenditures, including our plans to accelerate sales growth and drive franchisee profitability across our businesses; (iii) our remodel program and refranchising efforts; (iv) leverage; (v) dividends, G&A, commodity costs, capital expenditures, tenant inducements, company restaurant margins, remodel incentives, comparable sales, adjusted operating income, effective tax rate and net interest expense in 2025; (vi) a resolution for the situation with our master franchise partner at Burger King China; and (vii) our growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: (1) our indebtedness, which could adversely affect our financial condition; (2) global economic or other business conditions that may affect the desire or ability of our guests to purchase our products; (3) our relationship with, and the success of, our franchisees and risks related to our franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) risks related to unforeseen events; (12) changes in applicable tax laws or interpretations thereof; (13) evolving legislation and regulations in the area of franchise and labor and employment law; (14) our ability to address environmental and social sustainability issues; (15) risks related to geopolitical conflicts and terrorism; (16) the ability of cash flows from the Carrols restaurants to fund our budgeted remodels and the timing of refranchising of such restaurants and (17) tariffs and their impact on economic conditions or our business. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Supply chain sales	$700	$690	$2,708	$2,679
Company restaurant sales	576	77	1,592	271
Franchise and property revenues	725	740	2,919	2,903
Advertising revenues and other services	295	313	1,187	1,169
Total revenues	2,296	1,820	8,406	7,022
Operating costs and expenses:
Supply chain cost of sales	564	573	2,180	2,193
Company restaurant expenses	480	70	1,328	242
Franchise and property expenses	150	140	544	512
Advertising expenses and other services	358	364	1,330	1,273
General and administrative expenses	199	197	733	704
(Income) loss from equity method investments	—	(27)	(69)	(8)
Other operating expenses (income), net	(90)	35	(59)	55
Total operating costs and expenses	1,661	1,352	5,987	4,971
Income from operations	635	468	2,419	2,051
Interest expense, net	135	152	577	582
Loss on early extinguishment of debt	—	—	33	16
Income before income taxes	500	316	1,809	1,453
Income tax expense (benefit)	139	(410)	364	(265)
Net income	361	726	1,445	1,718
Net income attributable to noncontrolling interests	102	218	424	528
Net income attributable to common shareholders	$259	$508	$1,021	$1,190
Earnings per common share:
Basic	$0.80	$1.63	$3.21	$3.82
Diluted	$0.79	$1.60	$3.18	$3.76
Weighted average shares outstanding (in millions):
Basic	324	313	319	312
Diluted	455	453	454	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,334	$1,139
Accounts and notes receivable, net of allowance of $57 and $37, respectively	698	749
Inventories, net	142	166
Prepaids and other current assets	108	119
Total current assets	2,282	2,173
Property and equipment, net of accumulated depreciation and amortization of $1,087 and $1,187, respectively	2,236	1,952
Operating lease assets, net	1,852	1,122
Intangible assets, net	10,922	11,107
Goodwill	5,986	5,775
Other assets, net	1,354	1,262
Total assets	$24,632	$23,391
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$765	$790
Other accrued liabilities	1,141	1,005
Gift card liability	236	248
Current portion of long-term debt and finance leases	222	101
Total current liabilities	2,364	2,144
Long-term debt, net of current portion	13,455	12,854
Finance leases, net of current portion	286	312
Operating lease liabilities, net of current portion	1,770	1,059
Other liabilities, net	706	996
Deferred income taxes, net	1,208	1,296
Total liabilities	19,789	18,661
Commitments and contingencies
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2024 and December 31, 2023; 324,426,589 shares issued and outstanding at December 31, 2024; 312,454,851 shares issued and outstanding at December 31, 2023	2,357	1,973
Retained earnings	1,860	1,599
Accumulated other comprehensive income (loss)	(1,107)	(706)
Total Restaurant Brands International Inc. shareholders’ equity	3,110	2,866
Noncontrolling interests	1,733	1,864
Total shareholders’ equity	4,843	4,730
Total liabilities and shareholders’ equity	$24,632	$23,391

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,445	$1,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	264	191
Non-cash loss on early extinguishment of debt	23	5
Amortization of deferred financing costs and debt issuance discount	25	27
(Income) loss from equity method investments	(69)	(8)
Loss (gain) on remeasurement of foreign denominated transactions	(71)	20
Net (gains) losses on derivatives	(191)	(151)
Share-based compensation and non-cash incentive compensation expense	172	194
Deferred income taxes	(5)	(430)
Other	19	26
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	7	(147)
Inventories and prepaids and other current assets	30	(43)
Accounts and drafts payable	(30)	22
Other accrued liabilities and gift card liability	(37)	9
Tenant inducements paid to franchisees	(38)	(32)
Other long-term assets and liabilities	(41)	(78)
Net cash provided by operating activities	1,503	1,323
Cash flows from investing activities:
Payments for additions of property and equipment	(201)	(120)
Net proceeds from disposal of assets, restaurant closures and refranchisings	34	37
Net payments for acquisition of franchised restaurants	(32)	(17)
Payment for purchase of Carrols Restaurant Group, net of cash acquired	(508)	—
Settlement/sale of derivatives, net	74	112
Other investing activities, net	(27)	(1)
Net cash (used for) provided by investing activities	(660)	11
Cash flows from financing activities:
Proceeds from long-term debt	2,450	55
Repayments of long-term debt and finance leases	(2,190)	(92)
Payment of financing costs	(41)	(44)
Payment of common share dividends and Partnership exchangeable unit distributions	(1,029)	(990)
Repurchase of common shares	—	(500)
Proceeds from stock option exercises	78	60
Proceeds from derivatives	109	141
Other financing activities, net	(2)	(4)
Net cash used for financing activities	(625)	(1,374)
Effect of exchange rates on cash and cash equivalents	(23)	1
Increase (decrease) in cash and cash equivalents	195	(39)
Cash and cash equivalents at beginning of period	1,139	1,178
Cash and cash equivalents at end of period	$1,334	$1,139
Supplemental cash flow disclosures:
Interest paid	$785	$761
Income taxes paid, net	$293	$290
Accruals for additions of property and equipment	$51	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics and Non-GAAP Financial Measures

Key Operating Metrics
We evaluate our restaurants and assess our business based on the following operating metrics.
•System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year.
•Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for an initial consecutive period, typically at least 13 months. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.
•System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact"). For system-wide sales growth and comparable sales, we calculate the FX Impact by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.
•Unless otherwise stated, system-wide sales growth, system-wide sales and comparable sales are presented on a system-wide basis, which means they include franchised restaurants and Company restaurants. System-wide results are driven by our franchised restaurants, as approximately 95% of system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.
•Net restaurant growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our net restaurant growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats” and we believe these are helpful to build brand awareness, test new concepts and provide convenience in certain markets.
These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

Non-GAAP Measures
Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

AOI represents Income from Operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs ("FHS Transaction costs"), (ii) non-recurring fees and expenses incurred in connection with the Carrols Acquisition and the PLK China acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH Transaction costs") and (iii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance or trends of our core business and operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.
Adjusted EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.
Segment G&A (excluding RH) is defined as general and administrative expenses for our five franchisor segments excluding FHS Transaction costs, RH Transaction costs and Corporate restructuring and advisory fees.
Adjusted Net Income is defined as Net income excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).
Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.
Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.
Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Revenue growth, Adjusted Operating Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of our RH segment for the first four full fiscal quarters following the BK Carrols and PLK China restaurant acquisitions. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.
Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.
Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.
There are important components of estimated operating income (including impact of equity method investments and other operating expenses or income, net), interest expense, net, and general and administrative expenses that we have not determined and therefore, a reconciliation of estimated AOI to Income from operations, Adjusted Interest Expense, net to Interest expense, net and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended December 31, 2024
(In millions of U.S dollars, except per share data)
(Unaudited)

	Actual		Variance		RH Impact	FX Impact	Organic Growth
	Q4 '24	Q4 '23	$	%	$	$	$	%
Revenue
TH	$1,027	$1,018	$9	0.8%	$—	$(23)	$32	3.2%
BK	374	345	29	8.7%	—	—	29	8.8%
PLK	201	182	19	10.6%	—	—	19	10.7%
FHS	58	51	7	14.2%	—	—	7	14.3%
INTL	237	224	13	5.8%	—	(8)	21	9.8%
RH	445	—	445	NM	445	—	—	NM
Elimination of intersegment revenues (a)	(46)	—	(46)	NM	(46)	—	—	NM
Total Revenues	$2,296	$1,820	$476	26.2%	$399	$(32)	$109	6.1%

Income from Operations	$635	$468	$167	35.4%	$8	$(9)	$168	36.5%
Net Income	$361	$726	$(365)	(50.4)%	$11	$(10)	$(366)	(51.2)%

Adjusted Operating Income
TH	$266	$231	$35	14.6%	$—	$(4)	$39	16.8%
BK	78	69	9	14.3%	—	—	9	14.3%
PLK	61	56	5	10.1%	—	—	5	10.5%
FHS	13	8	5	60.3%	—	—	5	60.7%
INTL	146	145	1	1.4%	—	(7)	8	7.0%
RH	14	—	14	NM	14	—	—	NM
Adjusted Operating Income	$578	$509	$69	13.5%	$14	$(12)	$67	13.7%

Adjusted EBITDA	$688	$603	$85	14.1%	$31	$(13)	$67	11.4%

Adjusted Net Income	$369	$340	$29	8.7%	$3	$(11)	$37	11.5%
Adjusted Diluted Earnings per Share	$0.81	$0.75	$0.06	8.2%	$0.01	$(0.02)	$0.07	11.0%

(a) Consists of royalties, property revenues, advertising contribution revenues and tech fees from intersegment transactions with RH.

Note: Percentage changes and totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Twelve Months Ended December 31, 2024
(In millions of U.S dollars, except per share data)
(Unaudited)

	Actual		2024 vs. 2023		RH Impact	FX Impact	Organic Growth
	2024	2023	$	%	$	$	$	%
Revenue
TH	$4,040	$3,972	$68	1.7%	$—	$(53)	$121	3.1%
BK	1,450	1,297	153	11.9%	—	(1)	154	11.9%
PLK	768	692	76	11.0%	—	—	76	11.0%
FHS	214	187	27	14.4%	—	—	27	14.4%
INTL	935	874	61	6.9%	—	(24)	84	9.9%
RH	1,116	—	1,116	NM	1,116	—	—	NM
Elimination of intersegment revenues (a)	(117)	—	(117)	NM	(117)	—	—	NM
Total Revenues	$8,406	$7,022	$1,384	19.7%	$999	$(78)	$463	6.7%

Income from Operations	$2,419	$2,051	$368	17.9%	$18	$(35)	$384	19.0%
Net Income	$1,445	$1,718	$(273)	(15.9)%	$17	$(36)	$(253)	(15.1)%

Adjusted Operating Income
TH	$1,043	$958	$85	8.8%	$—	$(13)	$98	10.2%
BK	410	386	24	6.4%	—	—	24	6.5%
PLK	243	221	22	10.0%	—	—	22	10.2%
FHS	48	38	10	27.0%	—	—	10	27.2%
INTL	614	597	17	2.8%	—	(25)	42	7.3%
RH	44	—	44	NM	44	—	—	NM
Adjusted Operating Income	$2,402	$2,200	$202	9.2%	$44	$(38)	$196	9.0%

Adjusted EBITDA	$2,784	$2,554	$230	9.0%	$82	$(40)	$188	7.5%

Adjusted Net Income	$1,515	$1,480	$35	2.4%	$12	$(32)	$55	3.8%
Adjusted Diluted Earnings per Share	$3.34	$3.24	$0.10	3.0%	$0.03	$(0.07)	$0.14	4.4%

(a) Consists of royalties, property revenues, advertising contribution revenues and tech fees from intersegment transactions with RH.

Note: Percentage changes and totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures| Reconciliations
(In millions of U.S dollars, except per share data)
(Unaudited)

Net Income to Income from Operations to Adjusted Operating Income to Adjusted EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$361	$726	$1,445	$1,718
Income tax (benefit) expense(6)	139	(410)	364	(265)
Loss on early extinguishment of debt	—	—	33	16
Interest expense, net	135	152	577	582
Income from operations	635	468	2,419	2,051
Franchise agreement and reacquired franchise rights amortization	15	8	53	31
RH Transaction costs(2)	5	—	22	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	9	21	20	38
Impact of equity method investments(5)	4	(23)	(53)	6
Other operating expenses (income), net	(90)	35	(59)	55
Adjusted Operating Income	$578	$509	$2,402	$2,200
Depreciation and amortization, excluding franchise agreement and reacquired franchise rights amortization	62	41	210	160
Share-based compensation and non-cash incentive compensation expense(1)	48	53	172	194
Adjusted EBITDA	$688	$603	$2,784	$2,554

Net Income to Adjusted Net Income and Adjusted Diluted EPS
Net income	$361	$726	$1,445	$1,718
Income tax (benefit) expense(6)	139	(410)	364	(265)
Income before income taxes	500	316	1,809	1,453
Adjustments:
Franchise agreement and reacquired franchise rights amortization	15	8	53	31
Amortization of deferred financing costs and debt issuance discount	6	6	25	27
Interest expense and loss on extinguished debt(7)	(1)	12	31	65
RH Transaction costs(2)	5	—	22	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	9	21	20	38
Impact of equity method investments(5)	4	(23)	(53)	6
Other operating expenses (income), net	(90)	35	(59)	55
Total adjustments	(52)	59	39	241
Adjusted income before income taxes	448	375	1,848	1,694
Adjusted income tax expense(6)(8)	79	35	333	214
Adjusted net income	$369	$340	$1,515	$1,480
Adjusted diluted earnings per share	$0.81	$0.75	$3.34	$3.24
Weighted average diluted shares outstanding (in millions)	455	453	454	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Reconciliation of Net Leverage, Free Cash Flow and Net Interest Paid
(In millions of U.S dollars, except ratio)
(Unaudited)

	As of December 31,
Net-Leverage	2024	2023
Long-term debt, net of current portion	$13,455	$12,854
Finance leases, net of current portion	286	312
Current portion of long-term debt and finance leases	222	101
Unamortized deferred financing costs and deferred issue discount	117	122
Total Debt	$14,080	$13,389

Cash and cash equivalents	$1,334	$1,139
Net debt	12,746	12,250

Net income	1,445	1,718
Net Income Net leverage	8.8x	7.1x

Adjusted EBITDA	2,784	2,554
Net Leverage	4.6x	4.8x

Free Cash Flow	Twelve Months Ended December 31,	Nine Months Ended September 30,	Three Months Ended December 31,
(in US$ millions)	2024	2024	2024
Calculation:	A	B	A - B
Net cash provided by operating activities	$1,503	$1,022	$481
Payments for additions of property and equipment	(201)	(124)	(77)
Free Cash Flow	$1,302	$898	$404

	Twelve Months Ended December 31,
Net Interest Paid	2024	2023
Interest Paid	$785	$761

Proceeds (payments) from derivatives, net within investing activities (a)	71	106
Proceeds (payments) from derivatives, net within financing activities	109	141
Interest income	39	40
Net Interest Paid	$566	$474

(a) Twelve months ended December 31, 2024 and 2023 excludes $3 million and $6 million, respectively, of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2024 and 2023 cash bonus, respectively.

(2) In connection with the Carrols Acquisition and the PLK China Acquisition, we incurred certain non-recurring fees and expenses (“RH Transaction costs”) consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional RH Transaction costs in 2025.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses (“FHS Transaction costs”) consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)The effective tax rate for the three and twelve months ended December 31, 2024 reflects our mix of income from multiple jurisdictions including the Carrols Acquisition, the impact of internal financing arrangements and the overall impact of the statute of limitations expirations on both our uncertain tax positions and deferred tax assets.

The effective tax rate for the three and twelve months ended December 31, 2023 reflects a $367 million increase in net deferred tax assets related to non-refundable tax credits and certain intangibles recognized in connection with intra-group reorganizations centralizing the management of various international business and financing operations, which reduced the effective tax rate by 115.8% and 25.3% for the three and twelve months ended December 31, 2023, respectively. Additionally, the effective tax rate for the three and twelve months ended December 31, 2023 included a net decrease in tax reserves of $91 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 28.6% and 6.2% for the three and twelve months ended December 31, 2023, respectively. The impact of net reserves releases decreased the adjusted income tax expense by $14 million for the three and twelve months ended December 31, 2023, respectively, and our adjusted effective tax rate by 3.7% and 0.8% for the three and twelve months ended December 31, 2023, respectively.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.